EXHIBIT 99.1
                                  RE-RECORDED
                                INST NO. 01-1558
                              HANCOCK COUNTY, IOWA
                                FILED FOR RECORD
                               01 JUL -9 AM 9:37
                            CARMIN THORSON, RECORDER

PREPARER INFORMATION

 Bruce I. Campbell, 666 Walnut, Suite 2500, Des Moines, IA 50309  313 288-2500
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 Individual's Name      Street Address            City               Phone
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[LOGO]                                                     SPACE ABOVE THIS LINE
IOWA STATE                                                      FOR RECORDER
BAR ASSOCIATION
                           GENERAL POWER OF ATTORNEY

   1. Designation of Attorney-in-Fact.

      I, Luise V. Hanson, of 905 Highway 69 South, Forest City, IA 50436 appoint John V. Hanson of Jensen Beach, Florida my Attorney-in-Fact. In the event my Attorney-in-Fact is unable to serve for any reason, I name Mary Joan Boman, of Palm City, Florida, as successor to my Attorney-in-Fact.

      I hereby revoke any and all general powers of attorney that may have been previously executed by me, but specifically excepting any powers of attorney for health care decisions which I may have previously executed.

   2. Powers of Attorney-in-Fact.

      My Attorney-in-Fact shall have full power and authority to manage and conduct all of my affairs, with full power and authority to exercise or perform any act, power, duty, right or obligation I now have or may hereafter acquire the legal right, power and capacity to exercise or perform. The power and authority of my Attorney-in-Fact shall include, but not be limited to, the power and authority:

   A. To buy, acquire, obtain, take or hold possession of any property or property rights and to retain such property, whether income producing or non-income producing;

   B. To sell, convey, lease, manage, care for, preserve, protect, insure, improve, control, store, transport, maintain, repair, remodel, rebuild and in every way deal in and with any of my property or property rights, now or hereafter owned by me, and to establish and maintain reserves for improvements, upkeep and obsolescense; to eject or remove tenants or other persons and to recover possession of such property. This includes the right to convey or encumber my homestead legally described as follows:

   C. To pay my debts; to borrow money, mortgage and grant security interests in property; to complete, extend, modify or renew any obligations, either secured, unsecured, negotiable or non-negotiable, at a rate of interest and upon terms satisfactory to my Attorney-in-Fact; to lend money, either with or without collateral; to extend or secure credit; and to guarantee and insure the performance and payment of obligations of another person or entity;

   D. To open, maintain or close accounts, brokerage accounts, savings and checking accounts; to purchase, renew or cash certificates of deposit; to conduct any business with any banking or lending institution in regard to any of my accounts or certificates of deposit; to write checks, make deposits, make withdrawals and obtain bank statements, passbooks, drafts, money orders, warrants, certificates or vouchers payable to me by any person or entity, including the United States of America, and expressly including the right to sell or cash U.S. Treasury Securities and Series E, EE and H and HH Bonds;

   E. To have full access to any safety deposit boxes and their contents;

   F. To pay all city, county, state or federal taxes and to receive appropriate receipts therefore; to prepare, execute, file and obtain from the government income and other tax returns and other governmental reports, applications, requests and documents; to take any appropriate action to minimize, reduce or establish non-liability for taxes; to sue or take appropriate action for refunds of same; to appear for me before the Internal Revenue Service or any other taxing authority in connection with any matter involving federal, state or local taxes in which I may be a party, giving my Attorney-in-Fact full power to do everything necessary to be done and to receive refund checks; to execute waivers of the statute of limitations and to execute closing agreements on my behalf;

   G. To act as proxy, with full power of substitution, at any corporate meeting and to initiate corporate meetings for my benefit as stockholder, in respect to any stocks, stock rights, shares, bonds, debentures or other investments, rights or interests;

   H. To invest, re-invest, sell or exchange any assets owned by me and to pay the assessments and charges therefore; to obtain and maintain life insurance upon my life or upon the life of anyone else; to obtain and maintain any other types of insurance policies; to continue any existing plan of insurance or investment;

   I. To defend, initiate, prosecute, settle, arbitrate, dismiss or dispose of any lawsuits, administrative hearings, claims, actions, attachments, injunctions, arrests or other proceedings, or otherwise participate in litigation which might affect me;

   J. To carry on my business or businesses; to begin new businesses; to retain, utilize or increase the capital of any business; to incorporate or operate as a general partnership, limited partnership or sole proprietorship any of my businesses;

   K. To employ professional and business assistants of all kinds, including, but not limited to, attorneys, accountants, real estate agents, appraisers, salesmen and agents;

   L. To apply for benefits and participate in programs offered by any governmental body, administrative agency, person or entity;

   M. To transfer to the trustee of any revocable trust created by me, if such trust is in existence at the time, any and all property of mine (excepting property held by me and any other person as joint tenants with full rights of survivorship), which property shall be held in accordance with the terms and provisions of the agreement creating such trust;

   N. To disclaim any interest in property passing to me from person or entity;

   O. To make gifts of any of my property or assets to members of my family; and to make gifts to such other persons or religious, educational, scientific, charitable or other nonprofit organizations to whom or to which I have an established pattern of giving; provided, however, that my Attorney-in-Fact may not make gifts of my property to himself or herself. I appoint Raymond M. Beebe of Forest City, Iowa as my Attorney-in-Fact solely for the purpose of determining if a gift of my property to the Attorney-in-Fact appointed and acting hereunder is appropriate and to make any such gifts which are appropriate.

   3. Construction.

      This Power of Attorney is to be construed and interpreted as a general power of attorney. The enumeration of specific items, rights, acts or powers shall not limit or restrict the general and all-inclusive powers that I have granted to my Attorney-in-Fact. All references to property or property rights herein shall include all real, personal, tangible, intangible or mixed property. Words and phrases set forth in this Power of Attorney shall be construed as in the singular or plural number and as masculine, feminine or neuter gender according to the context.

      Any authority granted to my Attorney-in-Fact, however, shall be limited so as to prevent this Power of Attorney (a) from causing my Attorney-in-Fact to be taxed on my income; (b) from causing my estate to be subject to a general power of appointment (as that term is defined by Section 2041, Internal Revenue Code of 1986, as amended) by my Attorney-in-Fact; and (c) from causing my Attorney-in-Fact to have any incidents of ownership (within the meaning of Section 2042 of the Internal Revenue Code of 1986, as amended) with regard to any life insurance policies on the life of my Attorney-in-Fact.

   4. Liability of Attorney-in-Fact.

   My Attorney-in-Fact shall not be liable for any loss sustained through an error of judgment made in good faith, but shall be liable for willful misconduct or breach of good faith in the performance of any of the provisions of this power of attorney.

   5. Compensation of Attorney-in-Fact.

      The Attorney-in-Fact understands that this power of attorney is given without any express or implied promise of compensation to said Attorney-in-Fact. Any services performed as my Attorney-in-Fact will be done without compensation, either during my lifetime or upon my death, but the Attorney-in-Fact shall be entitled to reimbursements for all reasonable expenses incurred as a result of carrying out any provisions of this power of attorney.

   6. Accounting by Attorney-in-Fact.

      Upon my request of any conservator appointed on my behalf or the personal representative of my estate, my Attorney-in-Fact shall provide a complete accounting as to all acts performed pursuant to this power of attorney.

   7. Effective Date and Durability.

   N.B. DELETE INAPPROPRIATE PORTIONS OF THE FOLLOWING PARAGRAPH. IF NO DELETIONS ARE MADE, THE PROVISIONS SET FORTH IN PARAGRAPHS B AND C SHALL BE DEEMED TO HAVE BEEN DELETED.

   A. This Power of Attorney shall be effective immediately, shall not be affected by my disability,


   and shall continue effective until my death; provided, however, that this Power of Attorney may be revoked by me as to my Attorney-in-Fact at any time by written notice to such Attorney-in-Fact.

   Dated July 10, 1996, at Forest City, Iowa
                                                             /s/ Luise V. Hanson
                                                             Luise V. Hanson
   STATE OF IOWA, Hancock COUNTY, ss:

   On this 10th day of July, 1996 before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Luise V. Hanson, to me known to be the identical person named in and who executed the foregoing instrument and acknowledged that such person executed the same as such person's voluntary act and deed.

                      /s/ Raymond M. Beebe,                      [STATE OF IOWA]
                      Notary Public in and for said State.        [NOTARY SEAL]